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                                                                       EXHIBIT 5

                        [COMPUTER ASSOCIATES LETTERHEAD]

                                                      ROBERT B. LAMM
                                                      Senior Vice President -
                                                      Corporate Governance
                                                         and Secretary


November 30, 2004

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749-7000

Ladies and Gentlemen:

      I have acted as your counsel in connection with the preparation of a Registration Statement of Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of an aggregate of 1,435,300 shares (collectively, the "Shares") of common stock, par value $.10 per share, of Computer Associates International, Inc. (the "Company"), under certain option plans of Netegrity, Inc. ("Netegrity") assumed by the Company in connection with the Company's acquisition of Netegrity pursuant to the Agreement and Plan of Merger by and among the Company, Nova Acquisition Corp. and Netegrity, dated as of October 6, 2004. Of these shares, (i) 172,400 shares may be issued pursuant to awards granted under the Software Developer's Company, Inc. 1994 Stock Plan, as amended, (ii) 231,000 shares may be issued pursuant to awards granted under the Netegrity, Inc. 1997 Stock Option Plan, (iii) 705,000 shares may be issued pursuant to awards granted under the Netegrity, Inc. 2000 Stock Incentive Plan, as amended as of August 8, 2001, (iv) 159,500 shares may be issued pursuant to awards granted under the Netegrity, Inc. 2001 Interim General Stock Incentive Plan, (v) 54,700 shares may be issued pursuant to awards granted under the Netegrity, Inc. 2002 Employee Retention General Incentive Plan, (vi) 84,000 shares may be issued pursuant to awards granted under the Netegrity, Inc. 2002 General Stock Incentive Plan, and (vii) 28,700 shares may be issued pursuant to awards granted under the Netegrity, Inc. 2004 Stock Incentive Plan (collectively, the "Plans").

      As such counsel, I have examined your Restated Certificate of Incorporation, your By-laws as amended to date, the Registration Statement, the Plans and such other corporate documents, minutes and records as I have deemed appropriate. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

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      Based upon the foregoing, it is my opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion is furnished by me as Senior Vice President -- Corporate Governance and Secretary of the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of the Shares while the Registration Statement is in effect.

           Very truly yours,

           /s/ Robert B. Lamm
           --------------------------------

           Robert B. Lamm
           Senior Vice President -
           Corporate Governance
            and Secretary

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